UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 13, 2024

BRIGHT GREEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41395	83-4600841
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1033 George Hanosh Boulevard

Grants, NM 87020

(Address of principal executive offices and zip code)

(833) 658-1799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BGXX	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2022, Bright Green Corporation (the “Company”) and LDS Capital LLC (“LDS”), whose managing member is Lynn Stockwell, Chair of the Company’s board of directors, entered into an unsecured line of credit in the form of a note, which provided that the Company could borrow up to $5 million from LDS, which amount was increased to $15 million on November 14, 2022 (as amended, the “Note”). On January 31, 2023, LDS assigned the Note to Ms. Stockwell (the “Lender”).

On September 1, 2023, the Company and the Lender entered into an agreement pursuant to which, in consideration for the cancellation and full satisfaction of all amounts of principal, interest and other costs under the Note as of August 31, 2023, the Company issued to the Lender (i) 2,827,960 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing a conversion of outstanding principal at $1.15 per Share, and (ii) warrants representing a conversion of outstanding principal at $0.13 per warrant (the “Warrants”) to purchase up to 2,827,960 shares of Common Stock at a price of $3.00 per share.

On August 19, 2024, the board of directors of the Company approved an amendment and restatement to the Note (the “Secured Note”), pursuant to which, among other things, upon the Lender making a new advance in the principal amount of at least $3,500,000 under the terms of the Secured Note (the “Required Funding”), all obligations due under the Secured Note shall be secured by (i) a first lien mortgage on the Company’s fee interest in the real property and improvements thereon, including, without limitation, the land, buildings, fixtures, equipment and machinery located at 1033 George Hanosh Blvd, Grants, NM 87020 (the “Property”) and a first priority assignment of leases and rents, (ii) a first priority security interest in all accounts receivable of Company, (iii) an assignment of all contracts, licenses, permits, plans, specifications and other documentation with respect to the Property, and (iv) such other collateral as is customary for a loan of this type, including additional real property if the acquisition of such property occurs while this Secured Note is outstanding. As of the date hereof, the Lender has not provided the Required Funding and the Company cannot currently anticipate when the Required Funding will be made.

The Secured Note also provides for a conversion feature pursuant to which Lender may, at her discretion, convert the outstanding principal and interest balance of the Secured Note into (i) shares of the Company’s Common Stock at a price of $1.15 per share (the “Shares”) and (ii) warrants at a price of $0.13 per warrant, which warrants shall be exercisable into shares of the Company’s Common Stock at an exercise price of $3.00 per share (the “Warrant Shares”). Each of the price per Share and exercise price per Warrant Share represents a premium to the trading price of the Common Stock on the Nasdaq Capital Market.

Additionally, in connection with the entry into the Secured Note, the Company and the Lender entered into an amendment to the Warrant (the “Warrant Amendment”), pursuant to which the Termination Date (as defined therein) shall mean the earlier of (i) the date that is 45 days after the date on which the closing price of the Company’s Common Stock on the Trading Market (as defined therein) equals or exceeds $3.00 per share, and (ii) August 31, 2027. The Warrant Amendment shall only become effective upon receipt by the Company of the Required Funding.

The foregoing descriptions of the Warrant Amendment and the Secured Note do not purport to be complete and are qualified in their entirety by the full text of the Warrant Amendment and the Secured Note, which are filed as Exhibit 4.1 and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2023, the Company received a letter from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) which requires a minimum bid price of at least $1.00 per share because the closing bid price per share for the Company’s common stock had closed below $1.00 for the previous 30 consecutive business days. The Company was given until February 12, 2024 to regain compliance with the Bid Price Rule. On February 13, 2024, the Company received notice from Nasdaq that the Company had been granted an additional 180-day grace period, or until August 12, 2024, to regain compliance with the Bid Price Rule.

The Company did not regain compliance with the Bid Price Rule by August 12, 2024. On August 13, 2024, the Company received from Nasdaq a delisting determination letter (the “Delisting Determination Letter”). The Delisting Determination Letter states that unless the Company requests a hearing before a Nasdaq Hearing Panel (“Panel”) to appeal Nasdaq’s delisting determination by August 20, 2024, trading of the Company’s common stock on the Nasdaq Capital Market will be suspended at the opening of trading on August 22, 2024, and the Company’s common stock will be delisted from Nasdaq. Nasdaq notified the Company that it will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on Nasdaq.

The Company has submitted a hearing request to appeal the delisting determination to a Panel. The Company’s hearing request will stay the suspension of the Company’s common stock and the filing of the Form 25-NSE pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

If the Company’s hearing request for continued listing is not granted, the Company’s common stock will be traded on the OTC Pink Sheets and the Company will seek to establish relationships with market makers to provide additional trading opportunities in the Company’s common stock. However, there can be no assurance that a market for the Company’s shares will continue or develop.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Warrant Amendment, dated August as of August 19, 2024
10.1	Secured Amended and Restated Line of Credit Note, dated as of August 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2024	Bright Green Corporation

	By:	/s/ Gurvinder Singh
Gurvinder Singh
Chief Executive Officer